Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

i3 Verticals, Inc.
Nashville, Tennessee
We consent to the incorporation by reference in Registration Statement Nos. 333-233126, 333-251386 and 333-258950 on Form S-3 and Registration Statement Nos. 333-225812, 333-229678, 333-236118, 333-249317, and 333-252845 on Form S-8 of our report dated November 22, 2021, relating to the consolidated financial statements of i3 Verticals, Inc. and subsidiaries appearing in this Annual Report on Form 10-K for the year ended September 30, 2021.

/s/ Deloitte & Touche LLP

Nashville, Tennessee
November 22, 2021